HARDINGE INC.
                                2,282,000 Shares
                                  Common Stock
                           (Par Value $.01 Per Share)

                                 ---------------


                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                    May 25, 1995


WERTHEIM SCHRODER & CO. INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
As Representatives of the several
  Underwriters named in Schedule I hereto
c/o Wertheim Schroder & Co. Incorporated
Equitable Center
787 Seventh Avenue
New York, New York 10019-6016

Dear Sirs:

        Hardinge Inc., a New York corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 2,250,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and the persons named in Schedule II hereto (collectively, the "Selling Shareholder") proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 32,000 shares of Common Stock. The 2,282,000 shares of Common Stock to be sold by the Company and the Selling Shareholder are herein referred to as the "Firm Securities." In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 342,300 shares of Common Stock (the "Option Securities"), on the terms and for the purposes set forth in Section 2 hereof. The Firm Securities and the Option Securities are herein collectively referred to as the "Securities." Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as the Representatives.

        1A. The Company represents and warrants to, and agrees with, each of the Underwriters that:

               (a) The Company meets the requirements for use of Form S-2, and a registration statement on Form S-2 (File No. 33-91644), including as a part thereof a preliminary prospectus, in respect of the Securities, has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you and, with the exception of exhibits to the registration statement, to you for each of the other Underwriters; if such registration statement has not become effective, an amendment (the "Final Amendment") to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will promptly be filed by the Company with the Commission; if such registration statement has become effective and any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, which amendment or amendments you shall not have reasonably objected to, the most recent such amendment has been declared effective by the Commission; if such registration statement has become effective, a final prospectus (the "Rule 430A Prospectus") relating to the Securities containing information permitted to be omitted at the time of effectiveness by Rule 430A of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), will promptly be filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (any preliminary prospectus filed as part of such registration statement being herein called a "Preliminary Prospectus," such registration statement as amended at the time that it becomes or became effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior to the execution and delivery of this Agreement became effective (the "Effective Date"), including all exhibits thereto and all information deemed to be a part thereof at such time pursuant to Rule 430A of the rules and regulations of the Commission under the Act, being herein called the "Registration Statement" and the final prospectus relating to the Securities in the form first filed pursuant to Rule 424(b)(1) or (4) of the rules and regulations of the Commission under the Act or, if no such filing is required, the form of final prospectus included in the Registration Statement, being herein called the "Prospectus"); any reference herein to any Preliminary Prospectus or the Prospectus or the Registration Statement shall be deemed to include any information incorporated by reference therein pursuant to Item 12 of Form S-2 under the Act, as of the date of such Preliminary Prospectus, the Prospectus or the Registration Statement, as the case may be.

               (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein or to the description of the Company's shareholder rights plan;

               (c) On the Effective Date and the date the Prospectus is filed with the Commission, and when any further amendment or supplements thereto become effective, or are filed with the Commission, as the case may be, the Registration Statement, the Prospectus and such amendment or supplements did and will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

               (d) The documents incorporated by reference in the Preliminary Prospectus and the Prospectus pursuant to Item 12 of Form S-2 under the Act, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; since January 1, 1994, the Company has timely filed all documents with the Commission which were required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder on or prior to the date hereof;

               (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole); the Company's only subsidiaries are: Canadian Hardinge Machine Tools, Ltd., Hardinge Machine Tools Ltd. and Hardinge Brothers GmbH (collectively, the "Subsidiaries"), except for Hardinge Brothers, Inc., Hardinge Credit Co., Inc., Hardinge Technologies Systems, Inc., and Morrison Machine Products, Inc., which own no assets and conduct no current business operations. Each

        Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole); Hardinge Brothers GmbH's net sales during the year ended December 31, 1994 were less than $1,000,000;

               (f) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances, equities, security interests or claims (except for one share of capital stock of Hardinge Machine Tools Ltd. ("Hardinge U.K.") that is owned by a director of that company and except for a lien on the capital stock of Hardinge U.K. in favor of Hardinge U.K.); and there are no outstanding options, warrants or other rights calling for the issuance of, and, except as described in the Prospectus, there are no commitments or arrangements to issue, any shares of capital stock of any subsidiary or any security convertible or exchangeable or exercisable for capital stock of any subsidiary; except for the shares of stock of each subsidiary owned by the Company and the Company's interest in Egret Aviation Co., neither the Company nor any subsidiary owns, directly or indirectly, any shares of capital stock of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity;

               (g) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of its obligations under this Agreement have been duly and validly authorized by all requisite corporate action of the Company; and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

               (h) Neither the Company nor any of its subsidiaries has sustained since December 31, 1994, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and its subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Time of Delivery (as defined in Section 4 hereof) there will not be, any change in the capital stock (other than shares issued in connection with the Reclassification (defined below) and pursuant to exercise of director stock options that the Prospectus indicates are outstanding and the vesting rights with respect to restricted stock issued pursuant to the Company's 1988 and 1993 Restricted Stock Plans (collectively, the "Permitted Shares")) or short-term debt or long-term debt of the Company or any of its subsidiaries (other than borrowings under the Company's credit facilities described in the Prospectus), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

               (i) The Company and its subsidiaries have such title to all real property and to all personal property owned by them as is necessary to conduct their respective business as described in the Prospectus, in each case free and clear of all liens, encumbrances and restrictions except such as are described or contemplated by the Prospectus or are not material to the Company and its subsidiaries, taken as a whole; and any real property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries, taken as a whole;

               (j) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement under the caption "Capitalization", and all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are free of any preemptive rights, rights of first refusal granted by the Company or other similar rights, were issued and sold in compliance with the applicable Federal and state securities laws and conform in all material respects to the description in the Prospectus; except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company; there are no holders of securities of the Company who, by reason of the filing of the Registration Statement have the right (and have not waived such right) to require the Company to include in the Registration Statement securities owned by them; the Company has filed the amendment to its Certificate of Incorporation contemplated in the Company's 1995 Proxy Statement with the Department of State of the State of New York, and each of the proposed amendments to the Company's Certificate of Incorporation and By-laws described therein (including, without limitation, the Reclassification (as defined therein)) has become effective;

               (k) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, and will conform in all material respects to the description thereof in the Prospectus; and the Common Stock has been authorized for quotation on the Nasdaq National Market, subject to notice of issuance; the Common Stock will be registered under the Exchange Act at the Time of Delivery;

               (l) The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Securities and the compliance by the Company with all the provisions of this Agreement will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws, in each case as amended to the date hereof, of the Company or any of its subsidiaries; nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except the registration under the Act of the Securities and under the Exchange Act of the Common Stock, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws or the by-laws of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Securities by the Underwriters;

               (m) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the best knowledge of the Company, any of their respective officers or directors, is a party or of which any property of the Company or any of its subsidiaries is the subject, other than litigation or proceedings which would not individually or in the aggregate have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others; and neither the Company nor any of its subsidiaries is involved in any material labor dispute, nor, to the Company's knowledge, is any material labor dispute threatened;

               (n) The Company and its subsidiaries have such material licenses, permits and other approvals or authorizations of and from governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner now being conducted and as described in the Prospectus and the Company and its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permits;

               (o) Ernst & Young LLP who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

               (p) (i) The consolidated financial statements and schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition, the results of operations and the cash flows of the Company and its subsidiaries as of the dates and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus are accurately presented and, to the extent such information and data are derived from the financial statements and books and records of the Company and its subsidiaries, are prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries; no other financial statements or schedules are required to be included in the Registration Statement and the Prospectus;

                   (ii) The pro forma financial data of the Company included in the Prospectus are based upon good faith estimates and assumptions believed by the Company to be reasonable. No pro forma financial information is required by the Act or the rules or regulations thereunder to be included in the Registration Statement or the Prospectus.

               (q) There are no statutes or governmental regulations, or any contracts or other documents that are required to be described in or filed as exhibits to the Registration Statement which are not described therein or filed or incorporated by reference as exhibits thereto; and all such contracts to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary;

               (r) The Company and its subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names, copyrights, technology and know-how necessary to conduct their respective businesses in the manner now being conducted; neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names, copyrights, technology or know-how; and the discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus do not, to the Company's knowledge, infringe or conflict with any patent or right of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party;

               (s) Neither the Company nor any of its subsidiaries are in violation of any term or provision of its Certificate of Incorporation or By-Laws (or similar corporate constituent documents), in each case as amended to the date hereof, or in violation in any material respect of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries; or in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries;

               (t) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, bank loan or credit agreement, a material lease or other material agreement or material instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound or may be affected;

               (u) The Company and its subsidiaries have timely filed all necessary tax returns and notices and have paid all federal, state, county, local and foreign taxes of any nature whatsoever shown on its tax returns as being due for all tax years through December 31, 1994, to the extent such taxes have become due. The Company has no knowledge, or any reasonable grounds to know, of any tax deficiencies which would have a material adverse effect on the Company or any of its subsidiaries taken as a whole; the Company and its subsidiaries, have paid all taxes known to the Company which have become due, whether pursuant to any assessments, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the financial statements included or incorporated by reference in the Registration Statement; the amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its subsidiaries may be liable in their own right, or as successor to any other corporation, association, partnership, joint venture or other entity;

               (v) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
        (iv) the recorded accountability for current assets is compared with existing current assets at reasonable intervals and appropriate action is taken with respect to any differences;

               (w) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or paying of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, where such violation would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (x) None of the Company or its subsidiaries, or its officers, directors or employees has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, or made any unlawful payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation;

               (y) None of the Company or its subsidiaries, or its officers and directors, have taken or will take, directly or indirectly, any action designed to or which has constituted or that might be reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

               (z) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               1B.    The Selling Shareholder represents and warrants to, and
        agrees with, each of the Underwriters that:

               (a) The Selling Shareholder has, and at the Time of Delivery (as defined in Section 4 hereof) will have, good and valid title to the Securities to be sold by the Selling Shareholder hereunder, free and clear of any liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever, and the Selling Shareholder has the full legal right, power and authority, and any approval required by law, to execute and deliver this Agreement and to sell, assign, transfer and deliver the Securities being sold by the Selling Shareholder hereunder and to make the representations, warranties, covenants and agreements made by the Selling Shareholder in this Agreement; and upon the delivery of and payment for such Securities as herein provided, the several Underwriters will acquire good and valid title thereto, free and clear of all liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever;

               (b) The Selling Shareholder has duly executed and delivered an agreement and power of attorney (with respect to the Selling Shareholder, the "Power-of-Attorney",) in the form heretofore delivered to the Representatives, appointing Scott H. Garber and any other duly authorized representative of Marine Midland Bank, as the Selling Shareholder's attorneys-in-fact (the "Attorney-in-Fact") with authority to execute, deliver and perform this Agreement on behalf of the Selling Shareholder. Certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Securities to be sold by the Selling Shareholder hereunder have been deposited with the Company, acting as custodian (the "Custodian") pursuant to a custody agreement (the "Custody Agreement") for the purpose of delivery pursuant to this Agreement. The Selling Shareholder has full power and authority to execute and deliver the Custody Agreement and the Power-of-Attorney and to perform its obligations thereunder. The Custody Agreement and the Power-of-Attorney have been duly authorized, executed and delivered by the Selling Shareholder, and this Agreement has been duly authorized, executed and delivered by the Selling Shareholder or by the Attorney-in-Fact pursuant to the Power-of-Attorney. This Agreement, the Custody Agreement and the Power-of-Attorney are the legal, valid, and binding obligations of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with their respective terms. The Selling Shareholder agrees that each of the Securities represented by the certificates on deposit with the Custodian is subject to the interests of the Underwriters, the Company and the Selling Shareholder hereunder, that the arrangements made for such custody, the appointment of the Attorney-in-Fact and the right, power and authority of the Attorney-in-Fact to execute and deliver this Agreement and to carry out the terms of this Agreement, are to that extent irrevocable and that the obligations of the Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement, the Custody Agreement or the Power-of-Attorney, by any act of the Selling Shareholder, by operation of law or otherwise, whether in the case of any individual Selling Shareholder by the death or incapacity of the Selling Shareholder, or in the case of a corporate or partnership Selling Shareholder by its liquidation or dissolution or by the occurrence of any other event. If any individual Selling Shareholder should die or become incapacitated, or if any corporate or partnership Selling Shareholder shall liquidate or dissolve, or if any other event should occur, before the delivery of the Securities hereunder, the certificates for such Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such death, incapacity, termination, liquidation or dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof;

               (c) Neither the execution and delivery or performance of this Agreement or the Agreement, the Custody Agreement and the Power-of-Attorney or the consummation of the transactions herein or therein contemplated nor the compliance with the terms hereof or thereof by the Selling Shareholder will conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance on any property of the Selling Shareholder under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder's property is bound, or the charter documents or by-laws or other organizational documents of such Selling Shareholder, or any statute, ruling, judgment, decree order, or regulation of any court or other governmental authority or any arbitrator having jurisdiction over the Selling Shareholder. All consents, approvals, authorizations, orders and qualification of or with any governmental agency or body required for the sale of the Securities to be sold by the Selling Shareholder or the consummation of the other transactions contemplated by this Agreement have been obtained, except the registration under the Act of the Securities and under the Exchange Act of the Common Stock, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws or the by-laws of the NASD in connection with the purchase and distribution of the Securities by the Underwriters;

               (d) The sale by the Selling Shareholder of Securities pursuant hereto is not prompted by any adverse information concerning the Company that is not set forth in the Registration Statement or the Prospectus;

               (e) At the Time of Delivery, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold by the Selling Shareholder to the several Underwriters hereunder will have been fully paid or provided for by the Selling Shareholder and all laws imposing such taxes will have been fully complied with; and

               (f) The Selling Shareholder has read all information with respect to the Selling Shareholder contained in the Prospectus and the Registration Statement, and such information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

        2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 2,250,000 Firm Securities, the Selling Shareholder agrees to sell to the several Underwriters the number of Firm Securities set forth on Schedule II opposite the name of the Selling Shareholder and each of the Underwriters agrees to purchase from the Company and the Selling Shareholder, at a purchase price of $17.67 per share, the respective aggregate number of Firm Securities determined in the manner set forth below. The obligation of each Underwriter to the Company and the Selling Shareholder, respectively, shall be to purchase that portion of the number of shares of Common Stock to be sold by the Company or the Selling Shareholder pursuant to this Agreement as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule I bears to the total number of Firm Securities to be purchased by the Underwriters pursuant to this Agreement, in each case adjusted by you such that no Underwriter shall be obligated to purchase Firm Securities other than in 100 share amounts. In making this Agreement, each Underwriter is contracting severally and not jointly.

        In addition, subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, as required (for the sole purpose of covering over-allotments in the sale of the Firm Securities), up to 342,300 Option Securities at the purchase price per share of the Firm Securities being sold by the Company as stated in the preceding paragraph. The right to purchase the Option Securities may be exercised by your giving 48 hours' prior written or telephonic notice (subsequently confirmed in writing) to the Company of your determination to purchase all or a portion of the Option Securities. Such notice may be given at any time within a period of 30 calendar days following the date of this Agreement. Option Securities shall be purchased severally for the account of each Underwriter in proportion to the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. No Option Securities shall be delivered to or for the accounts of the Underwriters unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided. The respective purchase obligations of each Underwriter shall be adjusted by you so that no Underwriter shall be obligated to purchase Option Securities other than in 100 share amounts. The Underwriters may cancel any purchase of Option Securities at any time prior to the Option Securities Delivery Date (as defined in Section 4 hereof) by giving written notice of such cancellation to the Company.

        3. The Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

        4. Certificates in definitive form for the Firm Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company and the Selling Shareholder to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable in New York Clearing House funds, to the order of the Company, for the purchase price of the Firm Securities being sold by the Company, and to the order of Marine Midland Bank for the purchase price of the Firm Securities being sold by the Selling Shareholder, at the office of Wertheim Schroder & Co. Incorporated, Equitable Center, 787 Seventh Avenue, New York, New York, at 9:30 A.M., New York City time, on June 2, 1995, or at such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery."

        Certificates in definitive form for the Option Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof by certified or official bank check or checks, payable in New York Clearing House funds, to the order of the Company, for the purchase price of the Option Securities, in New York, New York, at such time and on such date (not earlier than the Time of Delivery nor later than ten business days after giving of the notice delivered by you to the Company with reference thereto) and in such denominations and registered in such names as shall be specified in the notice delivered by you to the Company with respect to the purchase of such Option Securities. The date and time of such delivery and payment are herein sometimes referred to as the "Option Securities Delivery Date." The obligations of the Underwriters shall be subject, in their discretion, to the condition that there shall be delivered to the Underwriters on the Option Securities Delivery Date opinions and certificates, dated such Option Securities Delivery Date, referring to the Option Securities, instead of the Firm Securities, but otherwise to the same effect as those required to be delivered at the Time of Delivery pursuant to Sections 7(d), 7(e), 7(f), 7(h), 7(i) and 7(l).

         Certificates for the Firm Securities and the Option Securities so to be delivered will be in good delivery form, and in such denominations and registered in such names as you may request not less than 48 hours prior to the Time of Delivery and the Option Securities Delivery Date, respectively. Such certificates will be made available for checking and packaging in New York, New York, at least 24 hours prior to the Time of Delivery and Option Securities Delivery Date.

        5. (a) The Company covenants and agrees with each of the Underwriters:

                      (i) If the Registration Statement has not become
               effective, to file promptly the Final Amendment with the Commission and use its best efforts to cause the Registration Statement to become effective; if the Registration Statement has become effective, to file promptly the Rule 430A Prospectus with the Commission; to make no further amendment or any supplement to the Registration Statement or Prospectus to which you shall reasonably object after reasonable notice thereof; to advise you, promptly after it receives notice thereof of the time when the Registration Statement, or any amendment thereto, or any amended Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain withdrawal of such order;

                      (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                      (iii) To furnish each of the Representatives and counsel
               for the Underwriters, without charge, signed copies of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including all exhibits thereto) and to each other Underwriter a conformed copy of such registration statement and each amendment thereto (in each case without exhibits thereto) and, so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements thereto as you may from time to time reasonably request. If at any time when a prospectus is required to be delivered under the Act an event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Company will notify you and forthwith prepare and, subject to the provisions of Section 5(a) hereto, file with the Commission an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to any dealer in securities, without charge, as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or admission or effect such compliance in accordance with the requirements of Section 10 of the Act; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time 15 months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                      (iv) To make generally available to its shareholders as
               soon as practicable, but in any event not later than 45 days after the close of the period covered thereby, an earning statement in form complying with the provisions of Section 11(a) of the Act covering a period of 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date;

                      (v) To file promptly all documents required to be filed
               with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the Effective Date and during any period when the Prospectus is required to be delivered;

                      (vi) For a period of five years from the Effective Date,
               to furnish to its shareholders after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, cash flow and shareholders' equity of the Company and its subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                      (vii) During a period of five years from the Effective
               Date, to furnish to you copies of all reports or other communications (financial or other) furnished to its shareholders, and deliver to you (i) a reasonable time after they are so furnished or filed, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automated quotation system on which any class of securities of the Company is listed or quoted; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request in connection with your obligations hereunder, other than information which is subject to a confidentiality agreement and other information, the disclosure of which to any third party the Company reasonably believes may adversely impact its competitive position;

                      (viii) To apply the net proceeds from the sale of the
               Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds";

                      (ix) That it will not, and will cause its subsidiaries,
               officers and directors not to, take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

                      (x) That prior to the Time of Delivery there will not be
               any change in the capital stock (other than with respect to Permitted Shares) or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries (other than borrowings under the Company's credit facilities described in the Prospectus), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

                      (xi) That it will not, and will cause each of its
               directors and officers, the Selling Shareholder and other shareholders of the Company holding an aggregate of 3,234,432 shares of Common Stock (the "Other Shareholders") to enter into agreements with you, in form and substance satisfactory to you, to the effect that they will not, during the period of 180 days after the date hereof (other than pursuant to this Agreement), offer to sell, sell, contract to sell, pledge or otherwise dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), directly or indirectly, without the prior written consent of Wertheim Schroder & Co. Incorporated, except (x) in the case of the Company, for grants of restricted stock under the Company's Stock Incentive Plan up to the amount reserved for such issuances disclosed in the Prospectus or pursuant to the terms of convertible securities of the Company outstanding on the date hereof, (y) in the case of the persons executing the agreements referred to above, for the transfer of Common Stock by gift subject to the condition that the donee of such Common Stock agrees to be bound by the restrictions on transfer described above and (z) in the case of Chemung Canal Trust Company ("Chemung"), subject to the condition that Chemung may make distributions to estate or trust beneficiaries, but only in the event that such distributions are required upon an estate's or trust's termination in accordance with the terms of the governing instrument;

                      (xii) That it will use its best efforts to maintain the
               quotation of the Common Stock on the Nasdaq National Market; and

                      (xiii) To file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the Act.

               (b) The Selling Shareholder covenants and agrees with each of the Underwriters that:

                      (i) The Selling Shareholder will not, during the period of
               180 days after the date hereof, except pursuant to this Agreement, offer to sell, sell, contract to sell, pledge or otherwise dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), directly or indirectly, without the prior written consent of Wertheim Schroder & Co. Incorporated, except for the transfer of Common Stock by gift subject to the condition that the donee of such Common Stock agrees to be bound by the restrictions on transfer described above;

                      (ii) The Selling Shareholder will not, directly or
               indirectly, take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

                      (iii) As soon as any of the individual trustees of the
               Selling Shareholder are advised thereof, the Selling Shareholder will advise the Representatives and confirm such advice in writing, (i) of receipt by the Selling Shareholder or by any representative or agent of the Selling Shareholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any Preliminary Prospectus, or any notice or order of the Commission relating to the Company or the Selling Shareholder in connection with the transactions contemplated by this Agreement and (ii) of the happening of any event which makes or may make any statement made in the Registration Statement, the Prospectus or any Preliminary Prospectus untrue or that requires the making of any change in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, in order to make such statement, in light of the circumstances in which it was made, not misleading; and

                      (iv) The Selling Shareholder will deliver to the
               Representatives prior to the Time of Delivery a properly completed and executed United States Treasury Department Form W-9.

                      (v) The Selling Shareholder covenants and agrees that it
               will pay for the fees, disbursements and expenses of its counsel.

        6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Company and all other expenses, in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof and of any Preliminary Prospectus and related offering documents to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Agreement Among Underwriters, the Selling Agreement, communications with the Underwriters and selling group, the Canadian Private Offering Memorandum and the Preliminary and Supplemental Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under securities laws as provided in
Section 5(a)(ii) hereof, including filing and registration fees and the fees, disbursements and expenses for counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys or similar advice with respect to sales; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) all fees and expenses in connection with quotation of the Securities on the Nasdaq National Market; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6, including the fees of the Company's Transfer Agent and Registrar, the cost of any stock issue or transfer taxes on sale of the Securities to the Underwriters, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities and all expenses and taxes incident to the sale and delivery of the Securities to be sold by the Company and the Selling Shareholder to the Underwriters hereunder. The Selling Shareholder will pay any transfer taxes incident to the transfer to the Underwriters of the Securities being sold by such Selling Shareholder.

        It is understood, however, that, except as provided in this Section,
Section 8 and Section 11 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

        7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed all its and their obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) The Registration Statement shall have become effective, and you shall have received notice thereof not later than 12:00 Noon, New York City time, on the first full business day following the date of execution of this Agreement, or at such other time as you and the Company may agree; if required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

               (b) All corporate proceedings and related legal and other matters in connection with the organization of the Company and the registration, authorization, issue, sale and delivery of the Securities shall have been reasonably satisfactory to Fulbright & Jaworski L.L.P., counsel to the Underwriters, and Fulbright & Jaworski L.L.P. shall have been timely furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection;

               (c) You shall not have advised the Company or any Selling Shareholder that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which in your judgment is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (d) Shearman & Sterling, special counsel to the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                      (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of New York;

                      (ii) The Securities being sold by the Company have been
               duly authorized and, when duly countersigned by the Company's Transfer Agent and Registrar and issued, delivered and paid for in accordance with the provisions of the Registration Statement and this Agreement, will be validly issued, fully paid and non-assessable, and such shares are not subject to the preemptive rights of any shareholder; the Securities conform in all material respects to the description thereof in the Prospectus; and the certificates for the Securities comply as to form with the laws of the State of New York;

                      (iii) The Securities being sold by the Selling Shareholder have been duly authorized and validly issued and are fully paid and non-assessable; and none of such Securities was issued in violation of the preemptive rights of any shareholder of the Company;

                      (iv) All of the other outstanding shares of capital stock
               of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any shareholder of the Company;

                      (v) The Company has an authorized capitalization as set
               forth in the Registration Statement under the caption "Description of Capital Stock";

                      (vi) The Common Stock has been authorized for quotation on the Nasdaq National Market, subject to notice of issuance; the Common Stock has been registered under the Exchange Act;

                      (vii) The Company has full corporate power and authority
               to execute, deliver and perform its obligations under this Agreement; this Agreement has been duly authorized, executed and delivered by the Company; and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as enforceability of those provisions relating to indemnity may be limited by the Federal securities laws, principles of public policy and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                      (viii) The execution, delivery and performance of this
               Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement will not violate the provisions of the Certificate of Incorporation or the By-laws of the Company, as amended to the date hereof or, to the best knowledge of such counsel, any existing applicable law, rule or regulation (other than the Act or the securities or blue sky laws of the various states, as to which such counsel need express no opinion);

                      (ix) All outstanding shares of the Company's Class A
               Common Stock, par value $5.00 per share, and Class B Common Stock, par value $5.00 per share, were converted into shares of Common Stock at the ratios of 2.00 to 1 and 2.05 to 1, respectively, pursuant to an amendment (the "Amendment") to the Company's Certificate of Incorporation which was filed with the Secretary of State of the State of New York and became effective on May 24, 1995. The filing of the Amendment with the Department of State of the State of New York was duly authorized by the Company and its shareholders and the Amendment complied in all respects with applicable law; and

                      (x) No consent, approval, authorization, order,
               registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been obtained under the Act and the Exchange Act, or may be required under state or foreign securities or blue sky laws or the by-laws of the NASD in connection with the purchase and distribution of the Securities by the Underwriters;

                      (xi) The Registration Statement has become effective under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the rules and regulations of the Commission under the Act, including the applicable time periods set forth therein, or such filing is not required and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Act; the Registration Statement, the Prospectus, excluding documents incorporated by reference therein, and each amendment or supplement thereto (other than the financial statements and related schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to conform in all material respects to the requirements of the Act and the rules and regulations thereunder; the documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, appear on their face to conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.

                      (xii) To the extent summarized therein, all contracts and
               agreements summarized in the Registration Statement and the Prospectus (other than those under the caption "Management", as to which such counsel need not give an opinion) are fairly summarized therein and conform in all material respects to the descriptions thereof contained therein and, to the extent such summarized contracts or agreements are required under the Act or the rules and regulations thereunder to be filed as exhibits to the Registration Statement or incorporated by reference therein, they have been filed or incorporated by reference; and such counsel does not know of any contracts or other documents required to be so summarized or disclosed in the Prospectus or filed as an exhibit to the Registration Statement or incorporated by reference therein that have not been so summarized or disclosed, or filed as an exhibit or incorporated by reference as required (excluding contracts or other documents that would be summarized or disclosed under the caption "Management" or, in the case of exhibits, that pertain to matters covered under the caption "Management").

                      (xiii) All descriptions in the Prospectus of statutes,
               regulations or legal or governmental proceedings are fair summaries thereof and fairly present the information required to be shown with respect to such matters;

        Such counsel shall also state that nothing has come to such counsel's attention that would lead such counsel to believe that either the Registration Statement or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom), at the time such Registration Statement or amendment or supplement became effective, or the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom), as of its date and as of the Time of Delivery, contains or contained any untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        In rendering their opinions set forth in Section 7(d) above, such counsel may (a) rely as to factual matters, upon certificates of public officials and officers of the Company, and (b) state that they express no opinion as to the laws of any jurisdiction other than the law of the State of New York and the federal laws of the United States;

        (e) Sayles, Evans, Brayton, Palmer & Tifft, counsel to the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                      (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of New York and is qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties requires such qualification or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole; and the Company has all necessary corporate power and, to the best knowledge of such counsel, all material governmental authorizations, permits and approvals required under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus;

                      (ii) All the outstanding shares of capital stock of each
               of the subsidiaries are owned by the Company of record and to the knowledge of such counsel, (A) beneficially and (B) free and clear of any security interest, adverse claim of any nature whatsoever or encumbrance; to the knowledge of such counsel, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments or arrangements to issue, any shares of capital stock of any subsidiary (other than to the Company);

                      (iii) The Company has an authorized capitalization as set
               forth in the Registration Statement under the caption "Description of Capital Stock"; except as described in the Prospectus, to the knowledge of such counsel, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of, capital stock of the Company; the Securities conform in all material respects to the description thereof in the Prospectus;

                      (iv) To the best of such counsel's knowledge and other
               than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the subsidiaries is a party or of which any property of the Company or any of the subsidiaries is the subject which, if determined adversely to the Company or any subsidiary, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

                      (v) This Agreement has been duly authorized, executed and
               delivered by the Company;

                      (vi) The execution, delivery and performance of this
               Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Securities and the compliance by the Company with all the provisions of this Agreement will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon, any of the property or assets of the Company or any subsidiary pursuant to, the terms of any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument known to such counsel to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, or to the best knowledge of such counsel, result in any violation of any statute or any order, rule or regulation (other than the federal and foreign securities laws or blue sky laws of the various states, as to which such counsel need express no opinion) known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their properties, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any subsidiary;

                      (vii) To the best of such counsel's knowledge, neither the
               Company nor any subsidiary is currently (A) in violation of its Certificate of Incorporation or By-laws (or similar corporate constituent documents), in each case as amended to the date hereof; or (B) in default under any indenture, mortgage, deed of trust, lease, bank loan or credit agreement or any material other agreement or material instrument of which such counsel has knowledge to which the Company or any subsidiary is a party or by which any of them or any of their property may be bound, or in violation of any law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries (except for such defaults or violations, either individually or in the aggregate, which will not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole);

                      (viii) There are no preemptive or other rights to
               subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Securities pursuant to the Company's Certificate of Incorporation or By-Laws, in each case as amended to the date hereof, or any agreement or other instrument known to such counsel; and, to such counsel's knowledge, no holders of securities of the Company (other than the Selling Shareholder) have rights to the registration thereof under the Registration Statement or, if any such holders have such rights, such holders have waived such rights;

                      (ix) To the extent summarized therein, all contracts and
               agreements summarized in the Registration Statement and the Prospectus under the caption "Management" are fairly summarized therein and conform in all material respects to the descriptions thereof contained therein; and such counsel does not know of any contracts or other documents required to be summarized or disclosed under such caption which have not been so summarized or disclosed nor of any contracts or other documents pertaining to matters covered under such caption that are required to be filed as an exhibit to the Registration Statement or incorporated by reference therein that have not been so filed as required or incorporated by reference;

                      (ix) Hardinge Machine Tools Limited ("Hardinge U.K.") is a
               company duly incorporated in England under the Companies Act 1929 and registered in England and Wales;

                      (x) A search made on June 2, 1995 at the Companies
               Registry revealed no order or resolution for the winding up or order for the administration of Hardinge U.K. and no notice for the appointment of a receiver or an administrative receiver. The High Court of Justice has confirmed orally in response to our inquiry made on June 2, 1995 that they have no record of any petition for the winding up of Hardinge U.K. having been presented;

                      (xi) An inspection of Hardinge U.K.'s statutory books made on June 2, 1995 and a search made on May 22, 1995 at Companies House, revealed Hardinge U.K.'s authorized share capital to be 231,390 pounds, divided into 231,390 ordinary shares of 1 pound each, and its issued share capital (the "Issued Shares") to be 131,390 pounds divided into 131,390 ordinary shares of 1 pound each. Of the Issued Shares, 131,389 were shown in the Register of Members as being registered in the name of Hardinge Brothers, Inc. and one was shown to be registered in the name of Robert Duxbury, a director of Hardinge U.K.;

                      (xii) Our inspection of Hardinge U.K.'s statutory books
               and records revealed that the issue of the Issued Shares was duly authorized and the Issued Shares are validly issued and fully paid or credited as fully paid and, accordingly, no further contributions in respect of such Issued Shares will be required by the holders thereof by virtue only of it being such a holder.

        Such counsel shall also state that while such counsel does not express any opinion concerning, and does not assume any responsibility for, the accuracy, completeness (including, without limitation, omission of information), or fairness of the statements contained in the Registration Statement or the Prospectus, and has not independently verified the accuracy, completeness (including, without limitation, omission of information) or fairness of such statements, nothing has knowingly come to such counsel's attention that has led such counsel to believe that either the Registration Statement or any amendment or supplement thereto (excluding the financial statements and other financial or statistical data included therein or omitted therefrom), at the time such Registration Statement or amendment or supplement became effective, or the Prospectus or any amendment or supplement thereto (excluding the financial statements and other financial or statistical data included therein or omitted therefrom), as of its date and as of the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        In rendering their opinions set forth in Section 7(e) above, such counsel may (a) rely as to factual matters, upon certificates of public officials and officers of the Company, (b) state that they express no opinion as to (i) the laws of any jurisdiction other than the law of the State of New York and the federal laws of the United States or (ii) the federal securities laws, foreign securities laws and the blue sky laws of the various states (and the rules and regulations under any of said laws) or other law relating to the sale of securities (other than the Business Corporation Law of the State of New York and the other laws relating to corporate governance generally) in connection with or in any way related to the issue and sale of the Securities, and (c) rely as to laws of any jurisdiction other than the United States and jurisdictions in which they are admitted, on opinions of counsel (provided, however, that you shall have received a copy of each such opinion which shall be dated the Time of Delivery and Sayles, Evans, Brayton, Palmer & Tifft in its opinion to you delivered pursuant to this subsection, shall state that such counsel are satisfactory to them and Sayles, Evans, Brayton, Palmer & Tifft has no reason to believe that they are not justified to so rely);

               (f) Borden & Elliot, special Canadian counsel to the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                      (i) Canadian Hardinge Machine Tools Ltd. ("Hardinge
               Canada") has been duly incorporated and organized under the laws of Ontario, Canada, and has not been dissolved;

                      (ii) Hardinge Canada is qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties require such qualification or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business or properties of Hardinge Canada (financial or otherwise), the prospects or results of Hardinge Canada and its subsidiaries taken as a whole; and Hardinge Canada has all necessary corporate power and all material government authorizations, permits and approvals required to own, lease and operate its properties and to conduct its business as currently being conducted;

                      (iii) All of the issued and outstanding shares of Hardinge
               Canada have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and are owned by Hardinge Brothers, Inc. of record, and to the best of our knowledge are (A) beneficially owned by Hardinge Brothers, Inc. and (B) free and clear of all liens, encumbrances, equities, security interest or claims of any nature whatsoever. To such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of Hardinge Canada.

        In rendering their opinions set forth in Section 7(f) above, such counsel may rely, to the extent deemed advisable by such counsel, (a) as to factual matters, upon certificates of public officials and officers of Hardinge Canada; and (b) as to the laws of any jurisdiction other than Canada and jurisdictions in which they are admitted;

               (g) With respect to the Selling Shareholder, Hancock & Estabrook, counsel for the Selling Shareholder, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you and to Fulbright & Jaworski L.L.P. to the effect that:

                      (i) The Selling Shareholder has the full legal right,
               power and authority to enter into this Agreement, the Custody Agreement and the Power-of-Attorney and to sell, transfer and deliver the Securities being sold by the Selling Shareholder hereunder in the manner provided in this Agreement and to perform its obligations under the Custody Agreement and the Power-of-Attorney; this Agreement has been duly authorized, executed and delivered by the Selling Shareholder or on behalf of the Selling Shareholder by the Attorney-in-Fact; the Custody Agreement and the Power-of-Attorney have been duly authorized, executed and delivered by the Selling Shareholder; this Agreement, the Custody Agreement and the Power-of-Attorney constitute the legal, valid and binding obligations of the Selling Shareholder, enforceable in accordance with their respective terms, except as enforcement of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                      (ii) upon delivery of and payment for the Securities being sold by the Selling Shareholder, the several Underwriters will receive good and valid title to such Securities, free and clear of all liens, encumbrances, equities, security interests, claims or other defects;

                      (iii) the sale of the Securities to the Underwriters by
               the Selling Shareholder pursuant to this Agreement, the compliance by the Selling Shareholder with the other provisions of this Agreement, the Custody Agreement and the Power-of-Attorney and the consummation of the other transactions herein and therein contemplated do not (i) conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance on any property of the Selling Shareholder under, any indenture, mortgage, deed of trust, lease or other agreement or instrument known to such counsel to which the Selling Shareholder is a party or by which the Selling Shareholder or any of the Selling Shareholder's property is bound, or the certificate of incorporation or by-laws or similar organizational documents of the Selling Shareholder, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Selling Shareholder, or (ii) require the consent, approval, authorization, order, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under the

               Act and such as may be required under state or foreign securities, Blue Sky laws, or the by-laws of the NASD in connection with the purchase and distribution of such Securities by the Underwriters; and

                      (iv) there are no stock transfer taxes (other than income
               taxes) known to such counsel payable in connection with the sale and delivery of the Securities by the Selling Shareholder to the several Underwriters or all such taxes have been fully paid in connection with such sale and delivery.

        In rendering such opinion, such counsel may rely, to the extent deemed advisable by such counsel, (a) as to factual matters, upon certificates of public officials and the Selling Shareholder and (b) upon certificates of state officials.

               (h) Fulbright & Jaworski L.L.P., counsel to the Underwriters, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (i) At the time this Agreement is executed and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the date of this Agreement and the Time of Delivery, in form and substance satisfactory to you, to the effect, that:

                      (i) They are independent accountants with respect to the
               Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                      (ii) In their opinion the consolidated financial
               statements of the Company and its subsidiaries (including the related schedules and notes) included or incorporated by reference in the Registration Statement and Prospectus and covered by their reports included or incorporated by reference therein comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable and the published rules and regulations thereunder;

                      (iii) On the basis of specified procedures as of a
               specified date not more than five days prior to the date of their letter (which procedures do not constitute an examination made in accordance with generally accepted auditing standards), consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the latest available minutes of any meeting of the Board of Directors and shareholders of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries who have responsibility for financial and accounting matters, and such other procedures or inquiries as are specified in such letter, nothing came to their attention that caused them to believe that:

                             (A) The unaudited consolidated financial statements
                      of the Company and its subsidiaries included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations promulgated thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;

                             (B) as of a specified date not more than five days
                      prior to the date of their letter, there was any change in the capital stock, or the long-term debt or short-term debt of the Company and its subsidiaries on a consolidated basis, or any decrease in total assets, net current assets, net assets or shareholders' equity or other items specified by the Representatives, of the Company and its subsidiaries on a consolidated basis, each as compared with the amounts shown on the March 31, 1995 consolidated balance sheet included in the Registration Statement and the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or such other changes, decreases or increases which are described in their letter and which do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement; and

                             (C) for the period from April 1, 1995 to a
                      specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period of the preceding fiscal year, in the following consolidated amounts: net sales, income from operations, income before provision for income taxes, net income or net income per share of the Company and its subsidiaries except in all instances for decreases which the Registration Statement discloses have occurred or may occur; or such other decreases which are described in their letter and which do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement; and

                      (iv) in addition to the examination referred to in their
               reports included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries which appear in the Prospectus, or in Part II of, or in exhibits and schedules to,
               (a) the Registration Statement, (b) the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (including the information from the Company's 1995 Proxy Statement incorporated by reference therein), and (c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and have compared such amounts and financial information with the accounting records of the Company and its subsidiaries, and have found them to be in agreement and have proved the mathematical accuracy of certain specified percentages.

               (j) Neither the Company nor any of the subsidiaries shall have sustained since December 31, 1994, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and its subsidiaries, taken as a whole, other than as set forth or contemplated in the Prospectus; and since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than shares issued in connection with the Reclassification and Permitted Shares) or short-term debt or long-term debt of the Company or any of its subsidiaries (other than borrowings under its credit facilities which facilities are disclosed in the Prospectus) nor any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

               (k) Between the date hereof and the Time of Delivery there shall have been no declaration of war by the Government of the United States; at the Time of Delivery there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the resale of Securities and no event shall have occurred resulting in (i) trading in securities generally on the New York Stock Exchange or in the Common Stock on the principal securities exchange or market in which the Common Stock is listed or quoted being suspended or limited or minimum or maximum prices being generally established on such exchange[s] or market, or (ii) additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by the New York Stock Exchange or in the Common Stock on the principal securities exchange or market in which the Common Stock is listed or quoted or by order of the Commission or any court or other governmental authority, or (iii) a general banking moratorium being declared by either Federal or New York authorities;

               (l) The Company and the Selling Shareholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates signed by the chief executive officer and the chief financial officer, on behalf of the Company, and by the Selling Shareholder or the Attorney-in-Fact on behalf of the Selling Shareholder, satisfactory to you as to such matters as you may reasonably request and as to (i) the accuracy of its and their respective representations and warranties herein at and as of the Time of Delivery and (ii) the performance by the Company and the Selling Shareholder of all their respective obligations hereunder to be performed at or prior to the Time of Delivery; the Company shall have furnished or caused to be furnished to you at the Time of Delivery a certificate signed by the chief executive officer and the chief financial officer, on behalf of the Company, as to (i) the fact that they have carefully examined the Registration Statement and Prospectus and, (a) as of the Effective Date, the statements contained or incorporated by reference in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) since the Effective Date, no event has occurred that is required by the Act or the rules and regulations of the Commission thereunder to be set forth in an amendment of, or a supplement to, the Prospectus that has not been set forth in such an amendment or supplement; and (ii) the matters set forth in subsection (a) of this Section 7;

               (m) Each director, officer, Selling Shareholder and Other Shareholder shall have delivered to you an agreement not to offer, sell, contract to sell or otherwise dispose of any shares of capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), directly or indirectly, for a period of 180 days after the date of this Agreement, without the prior written consent of Wertheim Schroder & Co. Incorporated, except (i) for the transfer of Common Stock by gift subject to the condition that the donee of such Common Stock agrees to be bound by the restrictions on transfer described above and (ii) and in the case of Chemung, subject to the condition that

        Chemung may make distributions to estate or trust beneficiaries, but only in the event that such distributions are required upon an estate's or trust's termination in accordance with the terms of the governing instrument; and

               (n) The Company shall have delivered to you evidence that the Securities have been authorized for quotation on the Nasdaq National Market as of the Effective Date.

        8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made or incorporated by reference therein not misleading, or (ii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Securities, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to an Underwriter made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; provided, further, that the indemnity agreement contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising from the sale of Securities to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to such person, within the time required by the Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, unless such failure is the result of noncompliance by the Company with Section 5(a)(iii) hereof.

               (b) The Selling Shareholder will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities to which such Underwriter or the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made or incorporated by reference therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement in reliance upon and in conformity with information furnished to such Underwriter or the Company by the Selling Shareholder expressly for use therein, or (ii) any untrue statement or alleged untrue statement made by the Selling Shareholder in Section 1B of this Agreement, and will reimburse such Underwriter or the Company for any legal or other expenses incurred by such Underwriter or the Company in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; provided, however, the indemnity agreement contained in this Section 8(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising form the sale of Securities to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to such person within the time required by the Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, unless such failure is the result of noncompliance by the Company with Section 5(a)(iii) hereof. The obligations of the Selling Shareholder to indemnify the Underwriters and the Company under this Section 8(b) shall be limited to the net proceeds received by the Selling Shareholder hereunder for the sale of Securities to the Underwriters.

               (c) In addition to any obligations of the Company and the Selling Shareholder under Section 8(a) and 8(b), the Company and the Selling Shareholder agree that they shall perform their indemnification obligations under Section 8(a) and Section 8(b) (as modified by the last paragraph of this Section 8(c)) with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 45 days to the Underwriter in the amount of the statements of the Underwriter's counsel or other statements which shall be forwarded by the Underwriter, and that it shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court until such time as a court orders return of such payments.

        The indemnity agreements in Section 8(a) and Section 8(b) shall be in addition to any liability which the Company or the Selling Shareholder may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act.

               (d) Each Underwriter will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholder by such Underwriter relating to such Underwriter through you expressly for use therein, and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company and the Selling Shareholder in connection with investigating, preparing to defend or defending any such action or claim.

        The indemnity agreement in this Section 8(d) shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or of the Selling Shareholder and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act or the Exchange Act.

               (e) Promptly after receipt by an indemnified party under Section 8(a), 8(b) or 8(d) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, promptly notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a), 8(b) or 8(d) except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any indemnified party otherwise than under such Section 8(a), 8(b) or 8(d). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Wertheim Schroder & Co. Incorporated in the case of parties indemnified pursuant to Section 8(a) and Section 8(b) and by the Company in the case of parties indemnified pursuant to Section 8(d).

        No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. An indemnifying party shall not be liable for any settlement of any claim effected without its prior written consent (which consent shall not be unreasonably withheld).

               (f) In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter (or any person who controls any Underwriter within the meaning of the Act or the Exchange Act) makes claim for indemnification pursuant to Section 8(a) or Section 8(b) hereof, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8(a) or Section 8(b) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any Underwriter or any such controlling person in circumstances for which indemnification is provided under Section 8(d), then, and in each such case, each indemnifying party shall contribute to the aggregate losses, claims, damages or liabilities to which it may be subject as an indemnifying party hereunder (after contribution from others) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(f), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) the Selling Shareholder shall not be required to contribute an amount in excess of the net proceeds received by the Selling Shareholder hereunder for the sale of Securities to the Underwriters. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (g) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Act except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

        9. (a) If any Underwriter shall default in its obligation to purchase the Firm Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Firm Securities on the terms contained herein. If the aggregate number of Firm Securities as to which Underwriters default is more than one-eleventh of the aggregate number of all the Firm Securities and within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Securities, then the Company and the Selling Shareholder shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such Firm Securities, or the Company and the Selling Shareholder notifies you that they have so arranged for the purchase of such Firm Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Firm Securities.

               (b) If, after giving effect to any arrangements for the purchase of the Firm Securities of such defaulting Underwriter or Underwriters by you or the Company and the Selling Shareholder or both as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Firm Securities, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of the Firm Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Securities which such Underwriter agreed to purchase hereunder) of the Firm Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing shall relieve a defaulting Underwriter from liability for its default.

               (c) If, after giving effect to any arrangements for the purchase of the Firm Securities of a defaulting Underwriter or Underwriters by you or the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased exceeds one-eleventh of the aggregate number of all the Firm Securities, or if the Company and the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter, the Company or any Selling Shareholder, except for the expenses to be borne by the Company and the Selling Shareholder and the Underwriters as provided in Section 6 hereof and the indemnity agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or an officer or director or controlling person of the Company, or the Selling Shareholder, or any controlling person of the Selling Shareholder, and shall survive delivery of and payment for the Securities.

        11. This Agreement shall become effective (a) if the Registration Statement has not heretofore become effective, at the earlier of 12:00 Noon, New York City time, on the first full business day after the Registration Statement becomes effective, or at such time after the Registration Statement becomes effective as you may authorize the sale of the Securities to the public by Underwriters or other securities dealers, or (b) if the Registration Statement has heretofore become effective, at the earlier of 24 hours after the filing of the Prospectus with the Commission or at such time as you may authorize the sale of the Securities to the public by Underwriters or securities dealers, unless, prior to any such time you shall have received notice from the Company that it elects that this Agreement shall not become effective, or you, or through you such of the Underwriters as have agreed to purchase in the aggregate fifty percent or more of the Firm Securities hereunder, shall have given notice to the Company that you or such Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section 11 and Sections 6 and Section 8 hereof shall at all times be effective.

        If this Agreement shall be terminated pursuant to Section 9 hereof, or if this Agreement, by election of you or the Underwriters, shall not become effective pursuant to the provisions of this Section, the Company and the Selling Shareholder shall not then be under any liability to any Underwriter except as provided in Sections 6 and Section 8 hereof, but if this Agreement becomes effective and is not so terminated but the Securities are not delivered by or on behalf of the Company or the Selling Shareholder as provided herein because the Company or the Selling Shareholder has been unable for any reason beyond its control and not due to any default by it to comply with the terms and conditions hereof, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter except as provided in Sections 6 and
Section 8 hereof.

        12. The statements set forth in the last paragraph on the front cover page of the Prospectus, the paragraph on the inside front cover of the Prospectus containing stabilization language and the second paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by any Underwriter through the Representatives to the Company for purposes of Sections 1(b), 1(c) and 8 hereof.

        13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Wertheim Schroder & Co. Incorporated on behalf of you as the Representatives, and in all dealings with the Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement furnished in writing by or on behalf of such Selling Shareholder or made or given by the Attorney-in-Fact for such Selling Shareholder.

        All statements, requests, notices and agreements hereunder, unless otherwise specified in this Agreement, shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to you as the Representatives in care of Wertheim Schroder & Co. Incorporated, Equitable Center, 787 Seventh Avenue, New York, New York 10019, Attention:
Syndicate Department; and if to the Company or the Selling Shareholder, shall be delivered or sent by letter sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer; provided, however, that any notice to any Underwriter pursuant to
Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

        14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholder and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        16. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

        This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, manually or facsimile executed counterparts of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        HARDINGE INC.


                                        By:  /s/
                                             Name:
                                             Title:


                                        SELLING SHAREHOLDER


                                        By:  /s/
                                        As Attorney-in-Fact for the
                                        Selling Shareholder listed in
                                        Schedule II


Accepted as of the date hereof:

WERTHEIM SCHRODER & CO. INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
  as Representatives of the several Underwriters

By: WERTHEIM SCHRODER & CO. INCORPORATED


By:   /s/
           Managing Director

                                   SCHEDULE I

                                                                     Number of
                    Underwriter                                  Firm Securities

Wertheim Schroder & Co. Incorporated...............                   578,500
Prudential Securities Incorporated.................                   578,500
Bear, Stearns & Co. Inc............................                    50,000
Alex. Brown & Sons Incorporated....................                    50,000
Dean Witter Reynolds Inc...........................                    50,000
Dillon, Read & Co. Inc.............................                    50,000
Donaldson, Lufkin & Jenrette Securities
 Corporation.......................................                    50,000
A.G. Edwards & Sons, Inc...........................                    50,000
Goldman, Sachs & Co................................                    50,000
Lazard Freres & Co. LLC............................                    50,000
Lehman Brothers Inc................................                    50,000
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated.....................................                    50,000
Morgan Stanley & Co. Incorporated..................                    50,000
NatWest Securities Limited.........................                    50,000
Oppenheimer & Co., Inc.............................                    50,000
PaineWebber Incorporated...........................                    50,000
Salomon Brothers Inc...............................                    50,000
Smith Barney Inc...................................                    50,000
Advest, Inc........................................                    25,000
Arnhold and S. Bleichroeder, Inc...................                    25,000
Robert W. Baird & Co. Incorporated.................                    25,000
William Blair & Company............................                    25,000
The Chicago Corporation............................                    25,000
Dain Bosworth Incorporated.........................                    25,000
Fahnestock & Co. Inc...............................                    25,000
McDonald & Company Securities, Inc.................                    25,000
Piper Jaffray Inc..................................                    25,000
The Robinson-Humphrey Company, Inc.................                    25,000
Wheat, First Securities, Inc.......................                    25,000
Brean Murray, Foster Securities Inc................                    10,000
First Albany Corporation...........................                    10,000
C.L. King & Associates, Inc........................                    10,000
Robotti & Eng Incorporated.........................                    10,000
The Seidler Companies Incorporated.................                    10,000

Total..............................................                  2,282,000

                                   SCHEDULE II

                                                                    Number of
                                                                 Firm Securities
                Selling Shareholder                                 to be Sold

Trust U/W Eleanor L. Evans
B/O Prochnow et. al................................                   16,000

Trust U/W Eleanor L. Evans
B/O Gunnell et. al.................................                   16,000


Total..............................................                ___________
                                                                      32,000
                                                                   ===========